                                                                      EXHIBIT 1A

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BONDS

                            ------------------------

                     TERMS AND CONDITIONS RELATING TO BIDS
                  BID WITH FORM OF PURCHASE AGREEMENT ATTACHED

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                     TERMS AND CONDITIONS RELATING TO BIDS

                              FOR THE PURCHASE OF

                       FIRST AND REFUNDING MORTGAGE BONDS

     Public Service Electric and Gas Company ("the Company") expects to issue from time to time in several series not more than $250,000,000 principal amount of its First and Refunding Mortgage Bonds. The Company will invite competitive bids, in accordance with the notice provisions and the other terms and conditions hereof, for the purchase of all or a portion of such First and Refunding Mortgage Bonds. The principal amount of such First and Refunding Mortgage Bonds to be issued after a bidding therefor is referred to herein as the "Bonds". Proposals for the purchase of the Bonds may be transmitted to the Company only in accordance with the terms and conditions hereof. Any communication received by the Company relating to the purchase of the Bonds other than as contemplated herein shall be treated as market information and not as a proposal.

     1. INFORMATION CONCERNING THE COMPANY AND THE BONDS.

     Prospective bidders may examine at the office of the Company, 80 Park Plaza, Newark, N.J., at any time during business hours, copies of the following:

          (a) the First and Refunding Mortgage of the Company, dated August 1, 1924, and such of the indentures supplemental thereto as have not heretofore been cancelled, and the form of the Supplemental Indenture thereto to be dated the first day of the month in which the Bonds are issued (all hereinafter collectively referred to as the "Mortgage") to First Union National Bank (successor Trustee to Fidelity Union Trust Company) as Trustee, under which the Bonds are to be issued;

          (b) the Registration Statement (including exhibits, the Prospectus and the documents incorporated therein by reference), and any further amendments thereto relating to the Bonds, filed with the Securities and Exchange Commission under the Securities Act of 1933;

          (c) the Petitions, and any amendments or supplements thereto (including exhibits), of the Company relating to the issuance and sale of the Bonds, as filed with the Board of Public Utilities of the State of New Jersey, and the Order or Orders of such Board authorizing the sale of the Bonds through competitive bidding;

          (d) the Form of Bid to be used by bidders in offering to purchase the Bonds, which includes the form of Purchase Agreement for the purchase of the Bonds (the "Purchase Agreement");

          (e) (1) a survey by Brown & Wood LLP, which is the firm referred to in
     Section 8 hereof, with respect to the legality of the Bonds as investments for savings banks, life and certain other insurance companies and fiduciaries in certain states and (2) a preliminary survey by that firm with respect to the qualification of the Bonds for sale under the securities laws of various states; and

          (f) a statement, when available, with respect to the bidding for the Bonds and the terms of the Bonds, which statement shall specify (1) the date and time for the receipt of bids for the Bonds, (2) whether bids will be received (i) in writing, (ii) by telephone confirmed in writing or (iii) either in writing or by telephone confirmed in writing, (3) the principal amount of the Bonds, (4) the series designation of the Bonds, (5) the minimum and maximum percentages of principal amount which may be specified in the Bid as the purchase price for the Bonds, (6) the term of the Bonds, which shall not be less than one year nor more than 40 years, (7) the terms and conditions upon which the Bonds may be redeemed, either at the option of the Company, pursuant to any sinking or improvement fund for the Bonds, or otherwise, and (8) such other provisions as may be necessary or desirable to establish the terms and conditions of the Bonds and the terms of bidding therefor.

     Copies of items (d) and (e), copies of the First and Refunding Mortgage (in composite form as amended by the supplemental indenture thereto dated March 1,
1942), of all uncanceled subsequent supplemental indentures and of the form of the Supplemental Indenture to be dated the first day of the month in which the Bonds are issued, and copies of the Prospectus relating to the Bonds, will be supplied in reasonable quantities to prospective bidders on request. The Company will make copies of item (f) above available to prospective bidders as soon as practicable, but in no event later than 24 hours prior to the time for the opening of bids.

     The Company reserves the right to amend the Registration Statement and Prospectus and the aforesaid Petition, and to make changes in the form of the Supplemental Indenture to be dated the first day of the month in which the Bonds are issued, including the form of Bond and the redemption provisions therein set forth, and in the form of any other documents relating to the issuance and sale of the Bonds, at any time and from time to time with the approval of Brown & Wood LLP prior to the time the Purchase Agreement becomes effective, or as may be provided in such agreement after it has become effective. The Company will give telephonic notice confirmed in writing of the date and time for the receipt of bids and of any such amendments and changes, which in its opinion are material, made prior to the opening of bids, to any person who intends to submit a bid and who notifies the Company at its office, 80 Park Plaza, T6B, P.O. Box 570, Newark, N.J. 07101, attention Mr. F. J. Riepl, Vice President and Treasurer, that it desires such notice and furnishes the name, address and telephone number of the person to whom such notice shall be given. The notice of any such amendment or change need not include the text thereof, but the text thereof may be examined at said office.

     The Bonds will be issuable only in fully registered form.

     2. FORM AND CONTENT OF BIDS.

     Each bid must be for the purchase of the entire principal amount of Bonds for which bids are being received, and shall specify (i) the interest rate (which shall be stated in the manner specified in the statement referred to in Section 1(f) hereof) on the Bonds and (ii) the price to be paid to the Company for the Bonds, which price shall be stated as a percent of the principal amount of the Bonds and shall be not less than nor more than the minimum and maximum percentages of the principal amount thereof specified in the statement referred to in Section 1(f) hereof, plus accrued interest from the first day of the month in which the Bonds are issued, to the date of delivery of and payment for the Bonds.

     Bids may be made by a single bidder or by a group of bidders. No bidder who bids singly may participate in a group bid, and no bidder who participates in one group bid may participate in another group bid.

     In the case of a bid by a group of bidders, the several members of the group shall act through a duly authorized representative or representatives (herein referred to as the "Representative"), who shall be named as Representative in the bid by the group for the purchase of the Bonds and who may be included in the group. If a bid of a group of bidders is accepted, the obligations of the members of the group shall be several and not joint, including the obligation to purchase the principal amounts of Bonds set forth opposite the respective names of such members in Schedule A to the bid.

     If a bid is submitted by a Representative on behalf of a group of bidders, and the principal amount of Bonds to be purchased by any member of the group is incorrectly stated in Schedule A to such bid, the Representative may correct any such error or errors forthwith upon discovery thereof. If no such correction is made, or if after all such corrections are made, the total of the amounts set forth in said Schedule A is more or less than the principal amount of Bonds for which bids are being received, then the amount of Bonds offered to be purchased by the Representative shall be deemed to be increased or decreased, as the case may be, to the extent of the discrepancy.

     All bids must be signed by a single bidder, or in the case of a bid by a group of bidders, by their Representative on behalf of the group, and should be submitted in duplicate.

     3. CERTAIN REPRESENTATIONS BY THE BIDDERS TO BE FURNISHED TO THE COMPANY.

     By submitting a bid for the Bonds, each bidder shall be deemed to represent to the Company, as of the date of the bidding for the Bonds, that, except as stated to the Company in writing prior to the time for receipt of bids for the
Bonds:

          (a) neither such bidder nor any of its directors, officers or partners have a material relationship with the Company or its parent Public Service Enterprise Group Incorporated ("Enterprise");

          (b) such bidder and its directors and officers or partners, as a group, do not own beneficially 10% or more of any class of capital stock of the Company or Enterprise;

          (c) such bidder is not a "holding company", a "subsidiary" of a "holding company", or an "affiliate" of a "holding company" or of a "public utility company", each as defined in the Public Utility Holding Company Act of 1935;

          (d) such bidder has not prepared any report or memorandum for external use in connection with the proposed offering;

          (e) such bidder's commitment to purchase the Bonds will not result in a violation of the financial responsibility requirements of Rule 15c3-1 under the Securities Exchange Act of 1934, and is not prohibited or restricted by any action of the Securities and Exchange Commission or of any national securities exchange applicable to such bidder; and

          (f) such bidder has not assumed or guaranteed any securities of others and has no securities outstanding other than those issued in its present name.

     4. SUBMISSION OF BIDS.

     As set forth below and in the statement to be furnished to prospective bidders pursuant to Section 1(f) hereof, the Company will receive bids in writing and/or by telephone confirmed in writing.

     (a) WRITTEN BIDS. Each bid in writing must be delivered to the Company on the Form of Bid with Schedule A completed, at the Blake Room, Fourth Floor, 80 Park Plaza, Newark, N.J. 07101, on the date and at the time specified by the Company pursuant to Section 1 hereof, enclosed and sealed in an envelope addressed as follows: "Public Service Electric and Gas Company, 80 Park Plaza, Newark, N.J. 07101 -- Private and Confidential -- Not to be opened except in
accordance with the Terms and Conditions Relating to Bids, dated             ,
1997 for the purchase of Bonds." Each such envelope, when delivered, must indicate the name and address of the bidder or, in the case of a group of bidders, of the Representative, and shall bear no indication of the amount of the bid or any inscription other than herein permitted.

     (b) TELEPHONIC BIDS CONFIRMED IN WRITING. Each telephonic bid confirmed in writing for the Bonds must be received by the Company on the date and no later than the time designated by the Company in the statement furnished to bidders pursuant to Section 1(f) hereof. Such telephonic bids must be directed to the person and telephone number specified by the Company to each prospective bidder and must provide the Company with (i) the name of any single bidder, the name(s) of the Representative(s) and the names of all members of a group of bidders,
(ii) a telephone number at which such bid may be immediately confirmed and the name of the individual who will provide confirmation, (iii) the interest rate to be borne by the Bonds and (iv) the price to be paid to the Company for the Bonds. Such telephonic bids must be confirmed in writing by means of a duly executed bid in writing on the Form of Bid (with Schedule A thereto completed) or by other similar written instrument acceptable to the Company and providing the information required in this paragraph to be set forth, which must either be delivered to the offices of Brown & Wood LLP, One World Trade Center, New York, N.Y., or to the Company, 80 Park Plaza, Newark, New Jersey, to the attention of the persons designated in the statement furnished to bidders pursuant to Section 1(f) hereof or telecopied to the offices of the Company at the telephone number specified by the Company in the statement furnished to bidders pursuant to
Section 1(f) hereof, as soon as possible, but in no event more than one hour after the time specified as the deadline for receipt of bids. Except as set forth in the fourth paragraph of Section 2 hereof, any failure by a bidder to confirm a telephonic bid in a timely manner by a duly executed bid in writing on the Form of Bid or other similar written instrument acceptable to the Company, with all information properly specified therein, may result in such telephonic bid being rejected as not in the proper form as specified by the Company.

     (c) The Company reserves the right, in its discretion from time to time, to postpone the time or date for delivery and opening of bids, and will give telephonic notice confirmed in writing of any such postponement to any prospective bidder who shall have furnished its name to the Company for such purpose pursuant to Section 1 hereof.

     (d) The Company reserves the right to designate, not less than 30 minutes prior to the time, or postponed time, specified for delivery and opening of bids, a principal amount less than the principal amount originally specified for the Bonds as the principal amount of the Bonds, in which event the principal amount so designated shall be deemed to be the principal amount of the Bonds.

     5. ACCEPTANCE OR REJECTION OF BIDS.

     Subject to the reservations set forth below, all bids will be announced or opened by the Company at its office, 80 Park Plaza, Newark, N.J., on the date and at the time designated for receipt of bids specified by the Company in the statement furnished to bidders pursuant to Section 1(f) hereof, or at such later time or date as may be fixed by the Company as provided in Section 4(c) hereof. Within three hours of the receipt of bids, the Company will (subject to the provisions and reservations stated below) accept the bid which will provide the Company with the lowest "annual cost of money". Said "annual cost of money" in respect of each bid shall be determined by the Company in accordance with the method specified in the statement referred to in Section 1(f) hereof. The decision of the Company with respect to the lowest "annual cost of money" shall in all cases be final.

     Each bid will be accepted or rejected in its entirety. All bids shall be irrevocable until three hours after the receipt of bids, unless sooner returned unopened or rejected. In case two or more such bids provide an identical lowest "annual cost of money" to the Company, the Company (unless it shall reject all bids) shall by oral announcement give the makers of such identical bids the opportunity (the duration of which shall be in the Company's discretion, but shall not extend beyond three hours after the opening of bids) to improve their bids. The Company will accept, subject to the reservations stated below, the improved bid which will provide the lowest "annual cost of money" to the Company. If no improved bid is so made, or if on rebidding two or more bids providing an identical lowest "annual cost of money" to the Company are again received, the Company may, in its sole discretion and without liability to the maker of any other bid, accept any one of the identical bids providing the lowest "annual cost of money" to the Company.

     Notwithstanding the foregoing provisions hereof, the Company reserves the right

          (a) to return all bids unopened either at or prior to the time specified for the opening thereof,

          (b) to reject all bids (at or after the opening thereof irrespective of the terms named therein), and

          (c) to reject the bid of any bidder or of any group of bidders (i) if such bidder or any member of such group of bidders is in such relationship with any of the trustees under the Company's indentures as would disqualify any of said trustees from acting as such trustee, if the bid of such bidder or group of bidders shall be accepted, (ii) if the Company, in the opinion of its counsel, may not lawfully sell the Bonds to such bidder or to any member of such group of bidders, and, in either such event, in the case of a group of bidders, if within one hour after the opening of bids, the member or members of such group causing such disqualification or illegality have not withdrawn from the group and the remaining members, including substituted members, if any are permitted by the Company, have not agreed to purchase the Bonds which such withdrawing member or members have offered to purchase, (iii) if the Company is not reasonably satisfied with the financial responsibility of such bidder or any member of any such group of bidders, or (iv) if the acceptance of such bid might, in the judgment of the Company, bring about the risk of a delay in the sale of the Bonds.

     6. DETERMINATION OF REDEMPTION PRICES OF THE BONDS.

     As soon as practicable after the acceptance of a bid, any applicable redemption prices of the Bonds will be determined by the Company in accordance with the statement referred to in Section 1(f) hereof. Such determination by the Company shall be final.

     7. PURCHASE AGREEMENT.

     Upon the acceptance of a bid for the Bonds, the Company will forthwith signify such acceptance by signing a duplicate, reproduction or facsimile copy of the bid of the successful bidder, or, in the case of a bid by a group of bidders, of the Representative on behalf of such group. Upon such acceptance of a bid, the Purchase Agreement shall become effective without any separate execution thereof, and thereafter all rights of the Company and of the successful bidder, or group of bidders, shall be determined solely in accordance with the terms of the bid and such Purchase Agreement. Forthwith upon such acceptance of any bid, the successful bidder or, in the case of a bid by a group of bidders, the Representative on behalf of such group, shall furnish to the Company in writing an appropriate consent to the filing of any required Post-Effective Amendment to the Registration Statement and the information which is (i) required to amend the Registration Statement and/or to supplement the Prospectus and for the filing thereof, and (ii) required to be filed by the Company with the Board of Public Utilities of the State of New Jersey.

     8. OPINION OF COUNSEL FOR THE PURCHASERS.

     Brown & Wood LLP, One World Trade Center, New York, N.Y. 10048 has been selected by the Company as counsel to give to the successful bidder or bidders an opinion with respect to the legal matters specified in Section 5(e) of the Purchase Agreement. Such firm has participated from the standpoint of possible purchasers of the Bonds in the preparation of the competitive bidding papers and the documents under which the Bonds are to be issued and has reviewed or will review the corporate proceedings and the registration procedure with respect to the authorization and issuance of the Bonds. It has also prepared the surveys referred to in Section 1(e) hereof. Prospective bidders may confer with Brown & Wood LLP with respect to any of the foregoing matters. The compensation and disbursements of such firm are to be paid by the successful bidder or bidders, except as otherwise provided in the Purchase Agreement, and any prospective bidder and any Representative of a group of prospective bidders may obtain from such firm, upon request, a statement of the amount of such compensation and an estimate of the amount of such disbursements.

     9. MISCELLANEOUS.

     The Company reserves the right to waive any irregularity, which it deems to be immaterial, in complying with any of the foregoing terms and conditions.

     The validity, construction and interpretation of the Terms and Conditions and any bid submitted pursuant hereto shall be governed by the laws of the State of New Jersey.

                                          PUBLIC SERVICE ELECTRIC AND GAS
                                          COMPANY

                                                     E. JAMES FERLAND
                                          By ...................................
                                                   Chairman of the Board
                                                and Chief Executive Officer

            , 1997